MADISON SQUARE GARDEN SPORTS CORP. REPORTS
FISCAL 2025 SECOND QUARTER RESULTS

NEW YORK, N.Y., February 4, 2025 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal second quarter ended December 31, 2024.
During the fiscal 2025 second quarter, the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) began their 2024-25 regular seasons, playing a combined three more games at the Madison Square Garden Arena (“The Garden”) as compared to the prior year quarter. In addition to the positive impact of those additional home games, the Company's results also reflect ongoing strong demand for its teams. Fiscal 2025 second quarter average per-game revenues for every key revenue category – tickets, suites, sponsorship and food, beverage and merchandise – exceeded results for the prior year period. Operating income and adjusted operating income results also reflect the impact of the Knicks’ and Rangers’ rosters for the 2024-25 seasons.
For the fiscal 2025 second quarter, the Company generated revenues of $357.8 million, an increase of $30.9 million, or 9%, as compared to the prior year period. In addition, the Company reported operating income of $13.3 million, a decrease of $15.5 million, or 54%, and adjusted operating income of $20.2 million, a decrease of $16.8 million, or 45%, both as compared to the prior year period.(1)
Madison Square Garden Sports Corp. Executive Chairman and CEO James L. Dolan said, “In the fiscal second quarter, fan enthusiasm and robust corporate demand helped drive growth in per-game revenues across all key areas of our business. We remain confident in the fundamentals of our business and our ability to drive long-term shareholder value.”

Financial Results for the Three and Six Months Ended December 31, 2024 and 2023:

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
$ millions	2024	2023	$	%	2024	2023	$	%
Revenues	$357.8	$326.9	$30.9	9%	$411.1	$369.9	$41.1	11%
Operating income	$13.3	$28.8	$(15.5)	(54)%	$5.0	$14.0	$(9.0)	(64)%
Adjusted operating income(1)	$20.2	$37.0	$(16.8)	(45)%	$18.0	$27.0	$(9.1)	(33)%
Note: Does not foot due to rounding
1.See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Financial Results
For the fiscal 2025 second quarter, revenues of $357.8 million increased $30.9 million, or 9%, as compared to the prior year period. This increase was primarily due to higher ticket-related revenues, suite revenues, sponsorship and signage revenues, revenues from league distributions, food, beverage and merchandise sales and local media rights fees. The Knicks and Rangers played a combined three more regular season games at The Garden during the fiscal 2025 second quarter as compared to the prior year period.
Pre/regular season ticket-related revenues increased $14.3 million as compared to the prior year period, primarily due to the Knicks and Rangers playing additional games at The Garden during the fiscal 2025 second quarter and higher average Knicks and Rangers per-game revenue.
Suite revenues increased $7.0 million as compared to the prior year period, primarily due to the Knicks and Rangers playing additional games at The Garden during the fiscal 2025 second quarter and higher net sales of suite products.
Sponsorship and signage revenues increased $3.1 million as compared to the prior year period, due to the Knicks and Rangers playing additional games at The Garden during the fiscal 2025 second quarter and higher net sales of existing sponsorship and signage inventory.
Revenues from league distributions increased $2.6 million as compared to the prior year period, primarily due to higher national media rights fees.
Pre/regular season food, beverage and merchandise sales increased $2.1 million as compared to the prior year period, primarily due to higher average per-game revenue and the Knicks and Rangers playing additional games at The Garden during the fiscal 2025 second quarter, partially offset by lower online sales of merchandise.
Local media rights fees increased $1.7 million as compared to the prior year period, primarily due to contractual rate increases, partially offset by a reduction in rights fees due to a decrease in the number of games exclusively available to MSG Networks during the current year as compared to the prior year.
Direct operating expenses of $275.8 million increased $43.5 million, or 19%, as compared to the prior year period. This increase was primarily driven by higher team personnel compensation of $15.2 million and higher net provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax of $14.9 million, both as compared to the prior year period. In addition, net provisions for certain team personnel transactions were $7.6 million in the current year period as compared to none in the prior year period.
Selling, general and administrative expenses of $67.9 million increased $2.8 million, or 4%, as compared to the prior year period. This increase was primarily driven by higher operating lease costs of $3.6 million and higher professional fees of $2.7 million, partially offset by lower employee compensation and related benefits of $2.6 million and lower other general and administrative expenses, all as compared to the prior year period.
Operating income of $13.3 million decreased $15.5 million, or 54%, and adjusted operating income of $20.2 million decreased $16.8 million, or 45%, both as compared to the prior year period, primarily due to the increase in direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses, partially offset by the increase in revenues.
About Madison Square Garden Sports Corp.
Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this earnings release.

Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
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Contacts:

Ari Danes, CFA Investor Relations and Financial Communications (212) 465-6072	Justin Blaber Financial Communications (212) 465-6109
Grace Kaminer Investor Relations (212) 631-5076

Conference Call Information:
The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com
Conference call dial-in number is 888-660-6386 / Conference ID Number 6996895
Conference call replay number is 800-770-2030 / Conference ID Number 6996895 until February 11, 2025

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$357,759	$326,898	$411,066	$369,944
Direct operating expenses	275,753	232,225	283,964	235,745
Selling, general and administrative expenses	67,900	65,066	120,487	118,622
Depreciation and amortization	791	790	1,573	1,584
Operating income	13,315	28,817	5,042	13,993
Other income (expense):
Interest income	690	619	1,554	1,072
Interest expense	(5,587)	(7,419)	(11,642)	(14,348)
Miscellaneous (expense) income, net	(6,609)	2,991	(7,735)	(9,674)
Income (loss) before income taxes	1,809	25,008	(12,781)	(8,957)
Income tax (expense) benefit	(698)	(10,784)	6,350	4,360
Net income (loss)	$1,111	$14,224	$(6,431)	$(4,597)

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.05	$0.59	$(0.27)	$(0.19)
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.05	$0.59	$(0.27)	$(0.19)

Basic weighted-average number of common shares outstanding	24,100	24,017	24,074	23,994
Diluted weighted-average number of common shares outstanding	24,167	24,065	24,074	23,994

MADISON SQUARE GARDEN SPORTS CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME TO
ADJUSTED OPERATING INCOME
(In thousands)
(Unaudited)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company's employee stock plan and non-employee director plan in all periods.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company's executive deferred compensation plan.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating income	$13,315	$28,817	$5,042	$13,993
Depreciation and amortization	791	790	1,573	1,584
Share-based compensation	5,991	6,570	10,259	10,719
Remeasurement of deferred compensation plan liabilities	142	839	1,107	735
Adjusted operating income(1)	$20,239	$37,016	$17,981	$27,031

____________________
(1) Adjusted operating income includes operating lease costs which is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. Adjusted operating income includes operating lease costs of (i) $17,447 and $18,301 of expense paid in cash for the three and six months ended December 31, 2024, respectively, and $15,409 and $16,238 of expense paid in cash for the three and six months ended December 31, 2023, respectively, and (ii) a non-cash expense of $9,334 and $9,791 for the three and six months ended December 31, 2024, respectively, and $8,953 and $9,435 for the three and six months ended December 31, 2023, respectively.

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2024	June 30, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$107,823	$89,136
Restricted cash	8,030	5,771
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2024 and June 30, 2024	79,395	33,781
Net related party receivables	19,994	32,255
Prepaid expenses	61,462	30,956
Other current assets	20,423	25,043
Total current assets	297,127	216,942
Property and equipment, net of accumulated depreciation and amortization of $51,990 and $52,281 as of December 31, 2024 and June 30, 2024, respectively	27,890	28,541
Right-of-use lease assets	685,692	694,566
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	58,734	62,543
Other assets	12,838	13,533
Total assets	$1,412,448	$1,346,292

MADISON SQUARE GARDEN SPORTS CORP.
CONSOLIDATED BALANCE SHEETS (continued)
(In thousands, except per share data)
(Unaudited)

	December 31, 2024	June 30, 2024
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$6,396	$9,900
Net related party payables	7,468	6,718
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	87,371	133,930
League-related accruals	143,484	120,876
Other accrued liabilities	10,630	21,613
Operating lease liabilities, current	49,854	50,267
Deferred revenue	267,783	148,678
Total current liabilities	602,986	521,982
Long-term debt	275,000	275,000
Operating lease liabilities, noncurrent	747,553	749,952
Defined benefit obligations	4,104	4,103
Other employee related costs	48,209	43,493
Deferred tax liabilities, net	6,813	16,925
Deferred revenue, noncurrent	919	1,147
Total liabilities	1,685,584	1,612,602
Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,476 and 19,423 shares outstanding as of December 31, 2024 and June 30, 2024, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2024 and June 30, 2024	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2024 and June 30, 2024	—	—
Additional paid-in capital	9,776	19,079
Treasury stock, at cost, 972 and 1,025 shares as of December 31, 2024 and June 30, 2024, respectively	(160,647)	(169,547)
Accumulated deficit	(121,589)	(115,139)
Accumulated other comprehensive loss	(925)	(952)
Total equity	(273,136)	(266,310)
Total liabilities and equity	$1,412,448	$1,346,292

MADISON SQUARE GARDEN SPORTS CORP.
SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2024	2023
Net cash provided by (used in) operating activities	$35,621	$(20,257)
Net cash used in investing activities	(2,302)	(5,238)
Net cash (used in) provided by financing activities	(12,373)	26,268
Net increase in cash, cash equivalents and restricted cash	20,946	773
Cash, cash equivalents and restricted cash at beginning of period	94,907	40,459
Cash, cash equivalents and restricted cash at end of period	$115,853	$41,232